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                                                                     EXHIBIT 3.1

                               STATE OF DELAWARE

                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                     PETRO STOPPING CENTERS HOLDINGS, L.P.


The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, Delaware Code Annotated, Title 6, Chapter 17, does hereby certify as follows:

FIRST: The name of the limited partnership is Petro Stopping Centers Holdings, L.P.


SECOND: The registered office is 9 East Loockerman Street, Dover, Kent County,
        Delaware 19901, and the name and address of its initial registered agent is National Registered Agents, Inc., 9 East Loockerman Street, Dover, Kent County, Delaware 19901.


THIRD:  The name and mailing address of the general partner is as follows:

                        Petro, Inc. a Texas corporation
                        6080 Surety Drive
                        El Paso, Texas 79905

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Petro Stopping Centers Holdings, L.P. as of this 6th day of July, 1999.


                                    PETRO, INC., a Texas corporation, as General
                                    Partner



                                    By: /s/ James A. Cardwell, Sr., President